Registration No. 333-181318

Registration No. 333-127367

Registration No. 333-87958

As filed with the Securities and Exchange Commission on February 28, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181318

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127367

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-87958

FORM S-8 POS

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

REGAL ENTERTAINMENT GROUP

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0556934 (I.R.S. Employer Identification No.)

101 East Blount Avenue Knoxville, Tennessee 37920 (865) 922-1123 (Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Peter B. Brandow

Regal Entertainment Group

101 East Blount Avenue

Knoxville, Tennessee 37920

(865) 922-1123

(Name, address, including zip code,
and telephone number, including area code,
of agent for service)

Regal Entertainment Group 2002 Stock Incentive Plan

(Full title of the plan)

With copies to:

Ann Beth Stebbins

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment relates to the following Registration Statements on Forms S-8 (collectively, the “Registration Statements”) filed by Regal Entertainment Group with the Securities and Exchange Commission:

1.              Registration No. 333-181318, filed on May 10, 2012, relating to the registration of Class A common stock issuable pursuant to the Regal Entertainment Group 2002 Stock Incentive Plan;

2.              Registration No. 333-127367, filed on August 9, 2005, relating to the registration of Class A common stock issuable pursuant to the Regal Entertainment Group 2002 Stock Incentive Plan; and

3.              Registration No. 333-87958, filed on May 10, 2002, relating to the registration of Class A common stock issuable pursuant to the Regal Entertainment Group 2002 Stock Incentive Plan.

On February 28, 2018, pursuant to that certain Agreement and Plan of Merger, dated December 5, 2017 (the “Merger Agreement”), by and among Regal Entertainment Group (the “Company”), Cineworld Group plc (the “Parent”), Crown Merger Sub, Inc. and Crown Intermediate Holdco, Inc., the Company became an indirect wholly owned subsidiary of the Parent. As a result of the transactions contemplated by the merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Regal Entertainment Group certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee on this 28th day of February, 2018.*

Regal Entertainment Group

By:	/s/ David H. Ownby
Name: David H. Ownby
Title: Executive Vice President and Chief Financial Officer

*      Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.

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